LONG ISLAND BANCORP.                         NEWS RELEASE
201 Old Country Road
Melville, New York  11747
                                             Contact:


                                             Mary M. Feder
                                             Vice President, Investor Relations
                                             516-547-2607

                      LONG ISLAND BANCORP, INC. REPORTS
                     FOURTH QUARTER AND YEAR END EARNINGS

         Melville, New York, October 21, 1997 - Long Island Bancorp, Inc. (NASDAQ: LISB), the holding company for The Long Island Savings Bank, FSB today reported net income of $49.4 million for the year ended September 30, 1997 compared with $32.3 million earned in 1996. Excluding the effect of a one-time SAIF insurance assessment and charge for retirement costs, 1996 net income would have been $44.3 million. On a per share basis, primary earnings per share amounted to $2.09 and $1.33 for the year ended September 30, 1997 and 1996, respectively. Fully diluted earnings per share amounted to $2.08 and $1.33 for the year ended September 30, 1997 and 1996, respectively. Excluding the effect of the one time charges, primary and fully diluted earnings per share for 1996 would have been $1.83.
         For the quarter ended September 30, 1997, the Company reported net income of $12.9 million compared with a net loss of $1.9 million reported during the comparable 1996 quarter. Excluding the effect of the special charges, net income for the fourth quarter of 1996 would have been $10.1 million. Primary and fully diluted earnings (loss) per share amounted to $0.55 and $(0.08) for the quarter ended September 30, 1997 and 1996, respectively. Excluding the effect of the special charges, primary and fully diluted earnings per share for 1996 would have been $0.43.
         Commenting on the financial performance this quarter, John J. Conefry, Jr., Chairman of the Board and Chief Executive Officer stated, "The Company is pleased to report record annual earnings and the fourth consecutive quarter of higher net income. The positive trend in earnings reflects the implementation of the Company's strategic objectives of controlling costs, delivering attractive loan and deposit products and continuing to retain a focus on the core customer base. During the quarter, the Company also began to implement our strategy of entering the small business and professional banking market, which will become an integral part of our operations over the next several years."

Earnings Summary for the Year Ended September 30, 1997
------------------------------------------------------
         The Company's net interest income increased by $5.2 million to $159.6 million for the year ended September 30, 1997 as compared with the year ended September 30, 1996. The increase in net interest income is primarily attributable to an increase of $1.0 billion in the average real estate loan portfolio to $3.3 billion during 1997. This growth was funded by a $644.5 million increase in average borrowed funds, a $70.1 million increase in average deposits and the redeployment of funds from MBSs which declined on average by $226.4 million.
         The combination of the incremental loan growth and redeployment of funds enabled the Company to continue to increase net interest income and overcome the impact of a 30 basis point decline in the average yield on real estate loans. The decline in the average yield on real estate loans, the flattening of the yield curve, and the inherent interest margin compression from leveraging caused a decline in the net interest margin to 2.91% for 1997 from 3.24% in 1996.
         The net interest margin and the sensitivity to interest rates is managed by the Company through the use of many techniques. One such technique employed during 1997 was the issuance of a five year fixed rate medium-term note in the amount of $300.0 million and the simultaneous execution of an interest rate swap agreement for a similar notional amount. The swap agreement converted the fixed rate interest obligation of 7% into a variable rate of LIBOR minus 3 basis points. The Bank has the ability to borrow up to a total of $1.0 billion under this note program.
         The provision for possible loan losses was reduced by $0.2 million to $6.0 million for the year ended September 30, 1997, from $6.2 million for 1996. This reduction reflects the stable level of non-performing loans which at September 30, 1997 was $47.1 million and the improvement in the ratio of non-performing loans to gross loans at September 30, 1997 to 1.28% down from 1.70% in 1996. The allowance for possible loan losses to non-performing loans increased to 71.97% at September 30, 1997, from 63.79% at September 30, 1996.
         Total non-interest income decreased $1.0 million, or 2.6%, to $37.7 million for the year ended September 30, 1997 compared with 1996. This decrease is attributable to declines of $0.8 million in total fees and other income and $3.2 million in gains on investment in real estate and premises. These decreases were offset by increased gains of $3.1 million on the sale of loans and MBSs reflecting management's investment and loan strategy of periodically recognizing profits during favorable market conditions. The decline in total fees and other income reflects a $1.8 million decrease in loan servicing fees due to the declining balance of home equity loans previously securitized. Offsetting the decline was an increase of $0.9 million in income from insurance and securities commissions resulting from the Company's efforts to provide a broad range of diversified financial products and services to its customers. Gains on investments in real estate and premises decreased by $3.2 million from the sale of investment properties that occurred in 1996 and the resultant decline in rental income.
         Total G&A expense declined by $2.7 million to $109.2 million for the year ended September 30, 1997 compared with 1996. This decline contributed to the improvement of 33 basis points in the operating expense to average asset ratio and to an improvement of 289 basis points in the efficiency ratio. The principal component of the decline in G&A expense was the reduction in federal insurance premiums of $4.8 million from the 1996 enactment of the BIF/SAIF legislation and a decline in advertising costs of $0.9 million, partially offset by increases of $2.1 million in other G&A expense and $1.1 million in office occupancy and equipment expense. Other G&A expense rose due to improved mortgage loan production volume during 1997 and the outsourcing of computer and check processing operations. This outsourcing permitted the Company to absorb normal salary growth and incremental commission costs without increasing its overall compensation expense. The increase in office occupancy and equipment expense reflects depreciation costs arising from technological investments in information and communication systems coupled with greater rental costs from the acquisitions of mortgage origination offices of Fleet Mortgage Company and First Home of Virginia, Inc. that occurred in June 1996 and August 1996, respectively.
         Income tax expense increased $8.5 million, to $32.2 million due to an increase of $25.6 million in pre-tax income, partially offset by the decline in the effective tax rate to 39.5% for the year ended September 30, 1997 from 42.4% for 1996. The decline in the effective tax rate principally reflects changes in the New York State and New York City tax bad debt regulations.

Earnings Summary for the Quarter Ended September 30, 1997
---------------------------------------------------------
         Net interest income increased by $0.4 million, or 1.0%, to $39.1 million during the quarter ended September 30, 1997 compared with the same period in 1996. The increase in net interest income is attributable to the growth of the average real estate loan portfolio to $3.5 billion for the quarter ended September 30, 1997 from $2.9 billion for the same period in 1996. This growth was funded primarily by a $518.8 million increase in average borrowed funds, and a $88.0 million increase in average deposits. The net interest margin declined to 2.77% in the 1997 period from 3.09% in the 1996 period for the reasons mentioned in the discussion of earnings for the year ended September 30, 1997.
         Due to factors previously discussed, total fees and other income decreased $1.1 million resulting from the decline in loan servicing fee income of $1.5 million partially offset by an increase of $0.4 million in income from insurance and securities commissions. Additionally, net gains on asset sales increased $1.2 million during the 1997 quarter due to higher MBS sales.
         Total G&A expense decreased by $4.8 million, or 15.2%, to $26.9 million for the quarter ended September 30, 1997 compared with the same period in 1996. Contributing to this decrease were reductions in compensation and benefits expense of $3.1 million, office occupancy and equipment costs of $0.7 million and federal insurance premiums of $1.5 million. Compensation expense decreased partially due to a $1.2 million reduction related to the Company's stock benefit plans and the one-time charge for retirement costs that occurred in 1996. Federal insurance premiums decreased due to the BIF/SAIF legislation mentioned above. The effect of these decreases was partially offset by a $0.6 million increase in other G&A expense stemming from incremental, volume-driven mortgage expenses.
         Income tax expense increased to $7.9 million for the quarter ended September 30, 1997 as the result of an increase of $23.8 million in pre-tax income for the 1997 period as compared to the 1996 period.

Balance Sheet Summary
---------------------
         Total assets at September 30, 1997 were $5.9 billion, an increase of $567.0 million since September 30, 1996. The growth in assets is predominantly attributable to an increase of $543.0 million in total loans receivable held for investment and for sale. Loan volume for the year ended September 30, 1997 was $2.6 billion (of which $227.5 million represents bulk purchases of loans), an increase of $203.4 million over the 1996 period.
         The increase in total liabilities from a year ago primarily reflects an increase in borrowed funds of $523.4 million to $1.5 billion and an increase in deposit liabilities of $97.5 million to $3.7 billion at September 30, 1997.
         Stockholders' equity increased by $27.3 million to $546.4 million since September 30, 1996. The increase consists of earnings of $49.4 million, an increase in unrealized gains on securities classified as available-for-sale, net of tax, of $6.3 million and $6.3 million related to the Company's stock benefit plans. These increases were offset by the net purchase of treasury stock of $21.4 million and the declaration of $13.3 million in dividends. At September 30, 1997 book value per share amounted to $22.74.
         Certain reclassifications have been made to prior year amounts to conform to the current year presentation.
         Long Island Bancorp, Inc. is the holding company for The Long Island Savings Bank, FSB. The Long Island Savings Bank, FSB is a federally chartered FDIC-insured institution which serves its customers through 35 full service branch offices throughout Queens,Nassau and Suffolk counties. The Bank also operates mortgage loan offices across Long Island and in New Jersey, Pennsylvania, Maryland, Virginia, North Carolina, South Carolina and Georgia and has an Internet home page at the address: http://www.lisb.com.

                         (Financial tables attached)
         This document may contain forward looking statements based on current management expectations. The Company's actual results could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, the cost of funds, cost of federal deposit insurance premiums, cost of stock-based benefit plans, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Company's loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, products, services and prices. Additional factors are described in the Company's public reports filed with the Securities and Exchange Commission.

                                  LONG ISLAND BANCORP, INC
                                        AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands, except share data)

                                                                                            SEPTEMBER 30,
                                                                                          1997            1996
                                                                                      ------------    ------------
ASSETS
-------
Cash and cash equivalents (including interest-earning assets of  $9,735 and
    $37,357, respectively) .....................................................   $     43,705    $     76,348
Investment in debt and equity securities, net:
      Available-for-sale .......................................................        138,578         180,650
Mortgage-backed securities, net:
      Held-to-maturity (estimated fair value of
         $20,188 and $21,120, respectively) ....................................         22,223          23,096
      Available-for-sale .......................................................      1,808,471       1,717,106
Stock in Federal Home Loan Bank of New York, at cost ...........................         48,724          40,754
Loans held for sale, net .......................................................        157,617          57,969
Loans receivable held for investment, net:
      Real estate loans, net ...................................................      3,333,185       2,921,285
      Commercial loans, net ....................................................          6,465           7,810
      Other loans, net .........................................................        178,325         145,654
                                                                                     ------------    ------------
      Loans, net ...............................................................      3,517,975       3,074,749
      Less allowance for possible loan losses ..................................        (33,881)        (33,912)
                                                                                     ------------    ------------
      Total loans receivable held for investment, net ..........................      3,484,094       3,040,837
Mortgage servicing rights, net .................................................         41,789          29,687
Office properties and equipment, net ...........................................         88,466          89,279
Accrued interest receivable, net ...............................................         35,334          32,962
Investment in real estate, net .................................................          9,103          10,680
Deferred taxes .................................................................         16,547          31,207
Excess of cost over fair value of assets acquired ..............................          5,069           5,265
Prepaid expenses and other assets ..............................................         31,064          27,951
                                                                                    ------------    ------------
Total assets ...................................................................  $   5,930,784    $  5,363,791
                                                                                    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities:
      Deposits .................................................................   $  3,730,503    $  3,633,010
      Official checks outstanding ..............................................         26,840          49,860
      Borrowed funds ...........................................................      1,501,456         978,023
      Mortgagors' escrow liabilities ...........................................         69,353          64,232
      Accrued expenses and other liabilities ...................................         56,257         119,572
                                                                                   ------------    ------------
Total liabilities ..............................................................      5,384,409       4,844,697
Stockholders' equity:
      Preferred stock ($0.01 par value, 5,000,000 shares authorized;
         none issued)                                                                       ---             ---
      Common stock ($0.01 par value,  45,000,000 shares  authorized;26,816,464
         shares issued, 24,022,924 and 24,644,157 outstanding,respectively)                 268             268
      Additional paid-in capital ...............................................        309,372         304,027
      Unallocated Employee Stock Ownership Plan ................................        (18,079)        (19,230)
      Unearned Management Recognition & Retention Plan .........................         (3,816)         (5,551)
      Unrealized gain on securities available-for-sale, net of tax .............         12,947           6,633
      Retained income-partially restricted .....................................        319,756         285,311
      Treasury stock, at cost (2,793,540 and 2,172,307 shares, respectively) ...        (74,073)        (52,364)

                                                                                      ------------    ------------
Total stockholders'  equity ....................................................         546,375         519,094
                                                                                      ------------    ------------
Total liabilities and stockholders' equity .....................................    $  5,930,784    $  5,363,791
                                                                                   ============    ============

                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (In thousands, except per share data)

                                                                FOR THE THREE MONTHS ENDED        FOR THE YEAR ENDED
                                                                        SEPTEMBER 30,                SEPTEMBER 30,
                                                                ----------------------------------------------------------
                                                                    1997           1996           1997           1996
                                                               -------------  -------------  -------------  -------------
Interest income:
   Real estate loans                                            $     65,692   $     54,541   $    249,843   $    185,241
   Commercial loans                                                      131            152            604            705
   Other loans                                                         4,168          3,851         15,817         14,845
   Mortgage-backed securities                                         29,069         28,842        117,110        134,064
   Debt and equity securities                                          4,336          4,034         15,675         16,716
                                                                -------------  -------------  -------------  -------------
        Total interest income                                        103,396         91,420        399,049        351,571
                                                                -------------  -------------  -------------  -------------
Interest expense:
   Deposits                                                           41,589         39,044        159,807        155,830
   Borrowed funds                                                     22,681         13,650         79,681         41,346
                                                                -------------  -------------  -------------  -------------
        Total interest expense                                        64,270         52,694        239,488        197,176
                                                                -------------  -------------  -------------  -------------
        Net interest income                                           39,126         38,726        159,561        154,395
Provision for possible loan losses                                     1,500          1,500          6,000          6,200
                                                                -------------  -------------  -------------  -------------
        Net interest income after provision for possible              37,626         37,226        153,561        148,195
        loan losses
                                                                -------------  -------------  -------------  -------------
Non-interest income:
   Fees and other income:
      Loan fees and service charges                                    1,061            944          3,721          3,217
      Loan servicing fees                                              3,124          4,648         12,031         13,863
      Income from insurance and securities commissions                   747            368          2,499          1,608
      Deposit service fees                                             1,343          1,518          5,559          5,937
                                                                -------------  -------------  -------------  -------------
        Total fee income                                               6,275          7,478         23,810         24,625
      Other income                                                     1,153          1,050          3,710          3,718
                                                                -------------  -------------  -------------  -------------
        Total fees and other income                                    7,428          8,528         27,520         28,343
                                                                -------------  -------------  -------------  -------------
   Net gains on sale activity:
      Net gains on loans and mortgage-backed securities                3,739          2,676         11,064          7,993
      Net(loss) gain on investment in debt and equity
       securities                                                     -----              (88)            335            340
                                                                -------------  -------------  -------------  -------------
        Total net gains on sale activity                               3,739          2,588         11,399          8,333
   Net (loss) gain on investment in real estate and premises           (913)          (835)        (1,205)          2,028
                                                                -------------  -------------  -------------  -------------
        Total non-interest income                                     10,254         10,281         37,714         38,704

Non-interest expense:
   General and administrative expense:
      Compensation, payroll taxes and fringe benefits                 13,741         16,812         57,728         57,969
      Advertising                                                      1,465          1,673          5,027          5,940
      Office occupancy and equipment                                   5,021          5,679         21,746         20,631
      Federal insurance premiums                                         783          2,287          4,256          9,055
      Other general and administrative expense                         5,872          5,233         20,428         18,328
                                                                -------------  -------------  -------------  -------------
        Total general and administrative expense                      26,882         31,684        109,185        111,923
   SAIF special assessment                                               ---         18,657            ---         18,657
   Amortization of excess of cost over fair value of assets
      acquired                                                           114             94            458            284
                                                                -------------  -------------  -------------  -------------
        Total non-interest expense                                    26,996         50,435        109,643        130,864
                                                                -------------  -------------  -------------  -------------
Income (loss) before income taxes                                     20,884        (2,928)         81,632         56,035
Provision for income tax expense (benefit)                             7,941        (1,026)         32,212         23,760
                                                                -------------  -------------  -------------  -------------
Net income (loss)                                               $     12,943   $    (1,902)   $     49,420   $     32,275
                                                                =============  =============  =============  =============
Primary earnings (loss) per common share                        $       0.55   $     (0.08)   $       2.09   $       1.33
                                                                =============  =============  =============  =============
Fully diluted earnings (loss) per common share                  $       0.55   $     (0.08)   $       2.08   $       1.33
                                                                =============  =============  =============  =============


                                                              LONG ISLAND BANCORP, INC.
                                                                    AND SUBSIDIARY
                                                                AVERAGE BALANCE SHEET

                                                            FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                  ---------------------------------------------------------------------------------------------
                                                     1997                                            1996
                                  --------------------------------------------   ----------------------------------------------
                                                                  AVERAGE                                          AVERAGE
                                     AVERAGE                      YIELD\            AVERAGE                         YIELD\
                                     BALANCE       INTEREST        COST             BALANCE         INTEREST         COST
                                  --------------  ------------  --------------   --------------  -------------  ---------------
                                                                     (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Interest-earning cash
    equivalents                   $      98,935   $     1,455          5.83 %    $      29,641   $        378          5.07 %
Debt and equity securities
    and FHLB-NY stock, net (1)          188,839         2,881          6.10            263,101          3,656          5.56
Mortgage-backed securities,net(1)     1,716,907        29,069          6.77          1,681,810         28,842          6.86
Real estate loans, net (2)            3,488,010        65,692          7.53          2,899,104         54,541          7.53
Commercial and other loans,net (2)      163,403         4,299         10.52            136,012          4,003         11.77
                                  --------------  ------------  ------------     --------------  -------------  ------------
Total interest-earning assets         5,656,094       103,396          7.31          5,009,668         91,420          7.30
Other non-interest-earning assets       230,832                                        282,313
                                  --------------  ------------                   --------------  -------------
Total assets                      $   5,886,926   $   103,396                    $   5,291,981   $     91,420
                                  ==============  ============                   ==============  =============

INTEREST BEARING LIABILITIES:
Deposits, net                     $   3,770,510   $    41,589          4.38 %    $   3,682,553   $     39,044          4.22 %
Borrowed funds                        1,481,856        22,681          6.07            963,080         13,650          5.64
                                  --------------  ------------  ------------     --------------  -------------  ------------
Total interest-bearing liabilities    5,252,366        64,270          4.85          4,645,633         52,694          4.51
Non-interest-bearing liabilities         94,236                                        125,372
                                  --------------                                 --------------
Total liabilities                     5,346,602                                      4,771,005
Total stockholders' equity              540,324                                        520,976
                                  --------------  ------------  ------------     --------------  -------------  ------------
Total liabilities and
stockholders' equity              $   5,886,926   $    64,270                    $   5,291,981   $     52,694
                                  ==============  ------------                   ==============  -------------
Net interest income/spread(3)                    $    39,126          2.46 %                    $     38,726          2.79 %
                                                  ============  ============                     =============  ============
Net interest margin as %
    of interest-earning assets(4)                                     2.77 %                                          3.09 %
                                                                 ============                                    ============
Ratio of interest-earning assets
to interest-bearing liabilties                                      107.69 %                                        107.84 %
                                                                 ============                                    ============


(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $20.2 million and $3.4 million for the three months ended September 30, 1997 and 1996, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities
(4) Net interest margin represents net interest income divided by average interest-earning assets.



                                                                 LONG ISLAND BANCORP, INC.
                                                                      AND SUBSIDIARY
                                                                   AVERAGE BALANCE SHEET

                                                              FOR THE YEAR ENDED SEPTEMBER 30,
                                  ------------------------------------------------------------------------------------------
                                                     1997                                          1996
                                  -------------------------------------------   --------------------------------------------
                                                                 AVERAGE                                        AVERAGE
                                     AVERAGE                      YIELD/           AVERAGE                      YIELD/
                                     BALANCE       INTEREST        COST            BALANCE        INTEREST       COST
                                  --------------  ------------  -------------   --------------  ------------- --------------
                                                                   (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Interest-earning cash
    equivalents                   $      72,131   $     3,963         5.49 %    $      32,109   $      1,708         5.32 %
Debt and equity securities
    and FHLB-NY stock, net(1)           203,100        11,712         5.77            268,344         15,008         5.59
Mortgage-backed securities,net(2)     1,725,781       117,110         6.79          1,952,217        134,064         6.87
Real estate loans, net (2)            3,339,541       249,843         7.48          2,380,633        185,241         7.78
Commercial and other loans,net(2)       149,859        16,421        10.96            125,629         15,550        12.38
                                  --------------  ------------  -----------     --------------  ------------- ------------
Total interest-earning assets         5,490,412       399,049         7.27          4,758,932        351,571         7.39
Other non-interest-earning assets       251,584                                       268,355
                                  --------------  ------------                  --------------  -------------
Total assets                      $   5,741,996   $   399,049                   $   5,027,287   $    351,571
                                  ==============  ============                  ==============  =============

INTEREST-BEARING LIABILITIES:
Deposits, net                     $   3,727,611   $   159,807         4.29 %    $   3,657,503        155,830         4.26 %
Borrowed funds                        1,368,982        79,681         5.82            724,448         41,346         5.71
                                  --------------  ------------  -----------     --------------  ------------- ------------
Total interest-bearing liabilities    5,096,593       239,488         4.70          4,381,951        197,176         4.50
Non-interest-bearing liabilities        115,842                                       120,982
                                  --------------                                --------------
Total liabilities                     5,212,435                                     4,502,933
Total stockholders' equity              529,561                                       524,354
                                  --------------  ------------  -----------     --------------  ------------- ------------
Total liabilities and
stockholders'equity               $   5,741,996   $   239,488                   $   5,027,287   $    197,176
                                  ==============  ------------                  ==============  -------------
Net interest income/spread (3)                    $   159,561         2.57 %                    $    154,395         2.89 %
                                                  ============  ===========                     ============= ============
Net interest margin as %
    of interest-earning assets(4)                                     2.91 %                                         3.24 %
                                                                ===========                                   ============
Ratio of interest-earning assets
assets to interest-bearing liabilities                              107.73 %                                       108.60 %
                                                                ===========                                   ============


(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $17.4 million and $12.7 million for the year ended September 30, 1997 and 1996, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses,and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.



                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                  FINANCIAL HIGHLIGHTS


                                                     At or for the Three Months                At or for the Year
                                                         Ended September 30,                   Ended September 30,
                                                  ----------------------------------    ----------------------------------

                                                      1997                1996               1997                1996
                                                  --------------     ---------------    ---------------     ---------------
Selected Financial Ratios: (a)
Return on average assets (b)...................          0.88%            (0.14)%               0.86%              0.64%
Return on average stockholders' equity  (c)....          9.58             (1.46)                9.33               6.16
Average stockholders' equity to average assets (d)       9.18               9.84                9.22              10.43
Stockholders' equity to total assets  (e)......          9.21               9.68                9.21               9.68
Interest rate spread during period.............          2.46               2.79                2.57               2.89
Net interest margin............................          2.77               3.09                2.91               3.24
Operating expenses to average assets...........          1.83               2.40                1.90               2.23
Efficiency ratio...............................         57.74              67.05               58.36              61.25
Average interest-earning assets to average
interest-bearing liabilities                           107.69             107.84              107.73             108.60
Net interest income to operating expenses .....         1.46x               1.22x              1.46x               1.38x

Selected Data:
Primary earnings (loss) per share..............         $0.55            $(0.08)               $2.09              $1.33
Weighted average number of shares outstanding
 for primary earnings per share                    23,449,566         23,810,822          23,595,529         24,220,480
computation
Fully diluted earnings (loss)  per share.......         $0.55            $(0.08)               $2.08              $1.33
Weighted average number of shares outstanding
   for fully diluted earnings per share            23,536,101         23,821,719          23,755,249         24,227,013
computation
Book value per share...........................        $22.74             $21.06              $22.74             $21.06
Number of shares outstanding for book value per
   share computation...........................    24,022,924         24,644,157          24,022,924         24,644,157
Cash dividends declared per share..............         $0.15              $0.10               $0.60              $0.40
Dividend payout ratio..........................        27.27%                 (f)             28.71%              30.08%

                                                                       At September 30,
                                                                  ----------------------------
                                                                     1997             1996
                                                                  ------------     -----------
Asset Quality Ratios:
Non-performing loans to total gross loans....................           1.28%           1.70%
Non-performing assets to total assets........................           0.92            1.14
Allowance for possible loan losses to non-performing loans...          71.97           63.79


Regulatory Capital at September 30, 1997 for The Long Island Savings Bank, FSB:


                                                         Regulatory             Regulatory                   Excess
                                                          Capital                 Capital                   Capital
                                                         Requirement               Level                     Level

                                                     Amount  Percent        Amount      Percent       Amount      Percent
                                                                      (Dollars in thousands)

Tangible capital...........................        $ 87,962      1.50%         $454,199      7.75%        $366,237     6.25%
Core capital...............................         175,924      3.00           454,199      7.75          278,275     4.75
Risk-based capital.........................         253,100      8.00           488,080     15.43          234,980     7.43



(a) Ratios for the three months ended September 30, 1997 and 1996 were calculated on an annualized basis.
(b) Exclusive of the effect of the one-time SAIF assessment, the return on average assets would have been 0.67% and 0.86% for the three months and year ended September 30,1996, respectively.
(c) Exclusive of the effect of the one-time SAIF assessment, the return on average stockholders' equity would have been 6.78% and 8.20% for the three months and year ended September 30,1996, respectively.
(d) Exclusive of the effect of the one-time SAIF assessment, average stockholders' equity to average assets would have been 9.88% and 10.44% for the three months and year ended September 30, 1996, respectively.
(e)  Exclusive  of  the  effect  of  the  one-time  SAIF   assessment,   average
     stockholders' equity to total assets would have been 9.88% for the three months and year ended September 30,1996, respectively.
(f)  The  dividend  payout  ratio is not  mentioned  for the three  months ended
     September 30, 1996 due to the loss incurred in this period. Exclusive of the one-time SAIF assessment, the dividend payout ratio would have been 27.03% and 22.5% for the three months and year ended September 30,1996, respectively.



                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                SUPPLEMENTAL INFORMATION
                                         SELECTED FINANCIAL DATA - CASH EARNINGS



                                                                      Three Months Ended                     Year Ended
                                                                         September 30,                      September 30,
                                                                 ------------------------------    --------------------------------

                                                                  1997               1996              1997              1996
                                                              --------------    ---------------    -------------     --------------
                                                                                  (In thousands, except per sharedata)

Net income (loss)                                            $    12,943        $    (1,902)      $     49,420       $    32,275

Add back selected non-cash items:
     Amortization of excess of cost over fair value
         of assets acquired                                          114                  94               458               284

     Management Recognition & Retention Plan and
         Employee Stock Ownership Plan expense                       811               2,009             5,401             7,067
                                                             --------------    ---------------    --------------    ---------------

Cash earnings                                                $    13,868         $       201      $     55,279       $    39,626
                                                             ==============    ===============    ==============    ===============

Cash EPS (a)                                                 $      0.59         $      0.01       $      2.34       $      1.64
                                                             ==============    ===============    ==============    ===============



                                                                 At or for the Three Months              At or for the Year
                                                                    Ended September 30,                  Ended September 30,
                                                              ---------------------------------    --------------------------------
                                                                  1997              1996               1997               1996
                                                              --------------    --------------     --------------    ---------------
Selected Financial Ratios Based Upon Cash Earnings (b):

Cash return on average assets.................................       0.94%             0.02%              0.96%            0.79%
Cash return on average stockholders' equity...................      10.27              0.15              10.44             7.56
Cash return on average tangible stockholders' equity..........      10.36              0.16              10.54             7.63
Cash operating expenses to average assets.....................       1.76              2.24               1.80             2.08
Cash efficiency ratio.........................................      55.76             62.60              55.23            57.22
Net interest income to cash operating expenses................       1.51              1.31               1.54             1.48



(a) Cash EPS was calculated based on the weighted average number of shares outstanding for primary EPS computation.
(b) Ratios for the three months ended September 30, 1997 and 1996 were calculated on an annualized basis.



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